Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.01 per share of SeaSpine Holdings Corporation, and further agree that this Joint Filing Agreement be included as Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this eighth day of February, 2017.

TRUST PARTNERSHIP LP

By:	/s/ Richard E. Caruso, Ph.D.
Its: President

By:	/s/ Richard E. Caruso, Ph.D.
Richard E. Caruso, Ph.D.

PROVCO LEASING CORPORATION

By:	/s/ Richard E. Caruso, Ph.D.
Its: President

THE UNCOMMON INDIVIDUAL FOUNDATION

By:	/s/ Richard E. Caruso, Ph.D.
Its: President